EXHIBIT 23.1


                          CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption " Experts"' in the Registration Statement (Form S-3) and related Prospectus of McDonald's Corporation Non-Employee Director Stock Option Plan for the registration of 150,000 shares of McDonald's Corporation common stock and to the incorporation by reference therein of our report dated January 26, 1995, with respect to the consolidated financial statements of McDonald's Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




     /s/ Ernst & Young LLP
     -------------------------
     Ernst & Young LLP

     Chicago, Illinois
     December 8, 1995